UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	February 1, 2007
FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)
Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
521 East Morehead Street, Suite 250, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2007, FairPoint Communications, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”), dated as of February 1, 2007, among the Company, Kelso Investment Associates V, L.P. (“KIA V”), Kelso Equity Partners V, L.P. (“KEP V”) and Thomas H. Lee Equity Fund IV, L.P. (“THL”). The Termination Agreement terminates, effective as of February 1, 2007, the Nominating Agreement, dated as of February 8, 2005, by and among the Company, KIA V, KEP V and THL. The Termination Agreement is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
Exhibit Number	Description
10.1

Termination Agreement, dated as of February 1, 2007, by and among
FairPoint Communications, Inc., Kelso Investment
Associates V, L.P., Kelso Equity Partners V, L.P. and Thomas H.
Lee Equity Fund IV, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
Name:	John P. Crowley
Title:	Executive Vice President and
Chief Financial Officer

Date: February 2, 2007